Exhibit 99.2

0 Q3 2020 EARNINGS RELEASE SUPPLEMENTAL INFORMATION

1 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward - looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectation s: the macroeconomic and other challenges and uncertainties related to the COVID - 19 pandemic, including the negative impacts and disruptions on public health, CBU’s corporate and consumer customers, the communities CBU serves, and the domestic and global economy, which may have an adverse effect on CBU’s business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve Board; the effect of changes in the level of checking or savings account deposits on CBU’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; the effec t of a fall in stock market prices on CBU’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements; and the timing for receiving regulatory approvals and completing pending transactions . For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10 - K for the year ended December 31, 2019, and Quarterly Reports on Form 10 - Q for the quarterly periods ended March 31, 2020 and June 30, 2020, which have been filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward - looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward - looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. FORWARD LOOKING STATEMENT (unaudited)

2 September/October: Phase 5 (Continued Monitoring) Begin PPP forgiveness process Continued monitoring of health data and financial exposure Monitor COVID impacted borrowers July/August: Phase 4 (Monitor) Continue to monitor health data Second round of employees return to office Continue to monitor financial exposure June: Phase 3 (Resume) Branches begin to reopen First round of employees return to office Daily health surveys April/May: Phase 2 (Execute) Assessed return to work protocols Redeployed staff to assist with deferral & PPP efforts Assessed reopening of branch and other offices March: Phase 1 (Assess) Internal task force Modified Company operations Work from home Self quarantine policies Enhanced cleaning COMPANY RESPONSE TO COVID - 19 (unaudited)

3 $479 $607 $876 $1,198 $1,855 $2,099 7.77% 8.23% 9.29% 10.55% 10.80% 10.21% 5.28% 6.14% 7.68% 9.24% 10.01% 9.92% 0% 2% 4% 6% 8% 10% 12% 14% $0 $500 $1,000 $1,500 $2,000 2007 2010 2013 2016 2019 Q3 2020 $ in Millions Shareholders' Equity Tier I Ratio Tangible Equity/Tangible Assets STRONG CAPITAL POSITION (unaudited) The Company’s capital planning and capital management activities, coupled with its historically strong earnings performance and prudent dividend practices, have allowed it to build and maintain strong capital reserves. At September 30, 2020, all of the Company’s regulatory capital ratios significantly exceed all well - capitalized standards. Note: Tangible Equity and Tangible Assets are non - GAAP measures. Please see the Appendix for details.

4 Liquidity Sources September 30, 2020 $ in Thousands Cash and Cash Equivalents (net of float) $1,734,498 FHLB Borrowing Capacity $1,651,863 FRB Borrowing Availability $259,449 Investments 1 US Gov’t & Agency $2,149,171 MBS & CMO $575,454 Municipals $473,001 Corporates $4,602 Less: Pledged Securities $(1,955,039) Net Unpledged Securities $1,247,189 Total Liquidity Sources $4,892,999 (1) Includes $ 150 million unrealized gains on securities; excludes municipal qualified school construction bonds, equity securities and other investments STRONG LIQUIDITY POSITION & SOURCES (unaudited)

5 $57.5 $55.4 $55.4 $57.3 $59.4 $1.10 $1.06 $1.05 $1.08 $1.10 $1.00 $1.02 $1.04 $1.06 $1.08 $1.10 $1.12 $1.14 $48 $50 $52 $54 $56 $58 $60 $62 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 PTPP EPS PTPP Net Revenue, $ in Millions Adjusted pre-tax, pre-provision net revenue Adjusted PTPP EPS SOLID EARNINGS TREND (unaudited) The Company believes that adjusted pre - tax, pre - provision (“PTPP”) net revenue is a valuable metric for measuring relative performance, especially during times of increased provision for credit losses. The Company’s third quarter 2020 adjusted PTPP net revenue per share is equal to the third quarter of 2019. Note: Adjusted pre - tax, pre - provision (“PTPP”) net revenue is a non - GAAP measure. Please see the Appendix for details.

6 CECL 1 ADOPTION & COVID RELATED RESERVE (unaudited) • In January 2020, the Company adopted ASU No. 2016 - 13, Financial Instruments – Credit Losses, also known as Current Expected Credit Losses (“CECL ”). • Upon the adoption of CECL on January 1, 2020, the Company’s allowance for credit losses increased $1.4 million (“CECL Adoption Impact”), from $49.9 million at December 31, 2019. Following the adoption of CECL, the Company’s Allowance for Credit Losses has increased by $13.7 million, or 26.7%, $3.6 mill ion of which was due to the Steuben acquisition (“Steuben Acquisition”) and $10.1 million (“Q1 - Q3 Reserve Build”) primarily due to credit loss expectations associated with COVID - 19’s adverse impact on economic and business operating conditions. (1) Current Expected Credit Losses (“CECL") (2) Allowance for Credit Losses (“ACL”) ACL 2 Drivers Post CECL Adoption

7 TRANSACTION AND DIGITAL USER TRENDS (unaudited) Due to the COVID - 19 pandemic, there has been a shift in the transaction channels from branch to digital . 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 400 500 600 700 800 900 1,000 1,100 Jan '19 Feb '19 Mar '19 Apr '19 May '19 June '19 July '19 Aug '19 Sep '19 Jan '20 Feb '20 Mar '20 Apr '20 May '20 June '20 July '20 Aug '20 Sep '20 Debit Card Transactions Thousands Branch Transactions Thousands Branch Transactions Debit Card Transactions

8 6/30/2020 9/30/2020 Net Reduction in Deferrals Portfolio # of Loans Deferrals % of 6/30/20 Portfolio # of Loans Deferrals % of 9/30/20 Portfolio Business Lending 1,282 $593.3 17.1% 156 $189.2 5.5% $404.1 Consumer Mortgage & Home Equity 909 $85.9 3.1% 42 $3.2 0.1% $82.7 Consumer Installment 1,508 $24.9 2.0% 18 $0.3 0.0% $24.6 Total Deferrals 3,699 $704.1 9.4% 216 $192.7 2.6% $511.4 COVID - 19 LOAN DEFERRAL UPDATE (unaudited) Sector # of Loans Deferrals % of Business Lending Deferrals % of 9/30/20 Business Lending Portfolio Lodging 1 61 $122.3 64.6% 3.5% Retail 2 14 $22.8 12.1% 0.7% Healthcare 8 $16.1 8.5% 0.5% Food Services 3 18 $8.1 4.3% 0.2% All Other Business Sectors 55 $19.9 10.5% 0.6% Total Business Lending Deferrals 156 $189.2 100.0% 5.5% Business Lending Deferral Summary by Sector $ in Millions (1) Lodging excludes RV Parks and Campgrounds (2) Retail excludes Furniture Stores and Grocery Stores but includes loans secured by non - owner - occupied commercial real estate that are secured by retail properties (3) Food Services includes Full & Limited Service Restaurants, Alcoholic Beverage Bars and Snack/Non - Alcoholic Beverage Bars COVID - 19 Loan Deferral Update $ in Millions

9 • 3,473 Paycheck Protection Program (“PPP”) loans, representing $507 million in customer balances, were outstanding on September 30, 2020 • Loan forgiveness customer portal opened in late September 2020 • No customer loan balances were forgiven prior to September 30, 2020 • At September 30, 2020, the Company’s remaining PPP net deferred loan fees were $11.3 million PAYCHECK PROTECTION PROGRAM (PPP) (unaudited)

BALANCE SHEET EXPOSURE

(unaudited)

COVID-19 Related Industry Exposure

Sorted by Total Exposure excluding PPP Loans; $ in Millions

Industry	Real Estate Secured	Non Real Estate Secured	Total Loans Outstanding	% of Total Loans Outstanding excl. PPP	Remaining Availability	Total Exposure excl. PPP	PPP Loans	Total Exposure incl. PPP
Retail[1]	$271	$58	$329	4.8%	$103	$432	$61	$493
Lodging[2]	$257	$1	$258	3.7%	$8	$266	$9	$275
Manufacturing	$61	$89	$150	2.2%	$91	$241	$50	$291
Construction	$33	$76	$109	1.6%	$122	$231	$78	$309
Healthcare & Social Assistance	$115	$53	$168	2.4%	$42	$210	$75	$285
Furniture Stores	$82	$1	$83	1.2%	$4	$87	$7	$94
Dairy Farms	$36	$12	$48	0.7%	$8	$56	$6	$62
Food Services[3]	$38	$11	$49	0.7%	$6	$55	$32	$87
Arts, Entertainment, & Recreation[4]	$35	$6	$41	0.6%	$10	$51	$8	$59
Casinos	$10	$17	$27	0.4%	$12	$39	$0	$39
Educational Services[5]	$7	$14	$21	0.3%	$14	$35	$12	$47
Transportation[6]	$2	$12	$14	0.2%	$10	$24	$8	$32
TOTAL EXPOSURE	**$947**	**$350**	**$1,297**	**18.8%**	**$430**	**$1,727**	**$346**	**$2,073**

September 30, 2020 NAICS code based loan data
"Exposure" includes both the outstanding and available portions of the loan commitment

(1) Retail excludes Furniture Stores and Grocery Stores but includes loans secured by non-owner-occupied commercial real estate that are secured by retail properties
(2) Lodging excludes RV Parks and Campgrounds
(3) Food Services includes Full & Limited Service Restaurants, Alcoholic Beverage Bars and Snack/Non-Alcoholic Beverage Bars
(4) Arts, Entertainment, and Recreation excludes Casinos
(5) Educational Services excludes Public Elementary and Secondary Schools
(6) Transportation excludes General & Specialized Freight Trucking, Freight Transport and Warehousing/Storage

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RETAIL PORTFOLIO

(unaudited)



Miscellaneous Retail
4%
Health & Personal Care Stores
4%
All Other Retail
7%
Gasoline & Service Stations
6%
Building Materials & Garden Supplies
15%
Motor Vehicles & Parts Dealer
31%
Non-Owner Occupied CRE
33%
New & Used Car Dealers
18%
Auto Parts & Accessories
8%
RV, Boat & Other Recreational
5%

Retail Portfolio
$ in Millions

Sector	# of Loans	Outstanding Balance	Remaining Availability	Total Exposure
Non-Owner Occupied CRE	117	$140.4	$0	$140.4
Motor Vehicle Parts & Dealers	220	$90.7	$42.7	$133.4
Building & Garden Supplies	158	$35.2	$28.8	$64.0
Gasoline & Service Stations	66	$25.5	$2.1	$27.6
Miscellaneous Retail	192	$11.5	$6.9	$18.4
Health & Personal Care	32	$1.3	$16.9	$18.2
All Other Retail	205	$24.4	$5.4	$29.8
Total Retail Sector	**990**	**$329.0**	**$102.8**	**$431.8**

- The retail portfolio contains 990 loans representing a total exposure of $431.8 million
- Average outstanding balance of $332 thousand and an average exposure of $436 thousand
- 17 total loan relationships with a current exposure greater than $5 million
- 7 total loan relationships with a current exposure greater than $10 million
- $34.6 million in vehicle floor plan loan exposure, $12.1 million outstanding and $22.5 million available
- Approximately 7% of the retail portfolio balance had a loan forbearance agreement in place on September 30th

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September 30, 2020 NAICS code based loan data; excludes Paycheck Protection Program ("PPP") loans
"Exposure" includes both the outstanding and available portions of the loan commitment
Retail excludes Furniture Stores and Grocery Stores but includes loans secured by non-owner-occupied commercial real estate that are secured by retail properties

12 Franchised 75% Unfranchised 14% Rooming & Boarding Houses 11% Hotels & Motels 89% • The lodging portfolio contains 196 loans representing a total exposure of $266.5 million • Average outstanding balance of $1.3 million and an average exposure of $1.4 million • 13 total loan relationships with a current exposure greater than $5 million • 3 total loan relationships with a current exposure greater than $10 million • Approximately 47% of the lodging portfolio balance had a forbearance agreement in place on September 30 th • Current weighted - average loan - to - value (“LTV”) ratio of the hotels & motels portfolio is less than 55% 1 LODGING PORTFOLIO (unaudited) Sector # of Loans Outstandin g Balance Remaining Availability Total Exposure Hotels & Motels 184 $236.1 $1.3 $237.4 Rooming & Boarding Houses 12 $22.1 $7.0 $29.1 Total Lodging Sector 196 $258.2 $8.3 $266.5 September 30, 2020 NAICS code based loan data; excludes Paycheck Protection Program (“PPP”) loans “Exposure” includes both the outstanding and available portions of the loan commitment Lodging excludes RV Parks and Campgrounds (1) Based on most current available data Lodging Portfolio $ in Millions

13 Lumber, Wood & Paper Products 32% Plastics, Stone & Metal Products 27% Machinery & Equipment 17% Food & Food Products 15% All Other Manufacturing 9% • The manufacturing portfolio contains 652 loans representing a total exposure of $240.9 million • Average outstanding balance of $229 thousand and an average exposure of $369 thousand • 8 total loan relationships with a current exposure greater than $5 million • 3 total loan relationships with a current exposure greater than $10 million • Approximately 3 % of the manufacturing portfolio balance had a forbearance agreement in place on September 30 th MANUFACTURING PORTFOLIO (unaudited) Sector # of Loans Outstandin g Balance Remaining Availability Total Exposure Lumber, Wood & Paper Products 168 $56.2 $21.4 $77.6 Plastics, Stone & Metal Products 205 $35.5 $28.4 $63.9 Machinery & Equipment 117 $22.6 $18.0 $40.6 Food & Food Products 112 $25.9 $11.2 $37.1 All Other Manufacturing 50 $9.5 $12.2 $21.7 Total Manufacturing Sector 652 $149.7 $91.2 $240.9 September 30, 2020 NAICS code based loan data; excludes Paycheck Protection Program (“PPP”) loans “Exposure” includes both the outstanding and available portions of the loan commitment Manufacturing Portfolio $ in Millions

CONSTRUCTION PORTFOLIO

(unaudited)



Utility System Construction 12%
Site Preparation Contractors 12%
Residential Building Construction 11%
Building Equipment Contractors 13%
All Other Construction 20%
Nonresidential Building Construction 13%
Highway, Street, and Bridge Construction 19%
Foundation, Structure, and Building Exterior Contractors 11%
Other Construction 3%
Land Subdivision 3%
Building Finishing Contractors 3%

Construction Portfolio
$ in Millions

Sector	# of Loans	Outstanding Balance	Remaining Availability	Total Exposure
Highway, Street, and Bridge Construction	67	$18.4	$24.9	$43.3
Nonresidential Building Construction	96	$8.7	$21.7	$30.4
Building Equipment Contractors	226	$10.9	$19.5	$30.4
Utility System Construction	55	$11.4	$16.7	$28.1
Site Preparation Contractors	212	$16.3	$11.5	$27.8
Residential Building Construction	234	$14.8	$11.5	$26.3
All Other Construction	392	$28.5	$16.6	$45.1
Total Construction Sector	**1,282**	**$109.0**	**$122.4**	**$231.4**

- The construction portfolio contains 1,282 loans representing a total exposure of $231.4 million
- Average outstanding balance of $85 thousand and an average exposure of $167 thousand
- 5 total loan relationships with a current exposure greater than $5 million
- 2 total loan relationships with a current exposure greater than $10 million
- Approximately 1% of the construction portfolio balance had a forbearance agreement in place on September 30th

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September 30, 2020 NAICS code based loan data; excludes Paycheck Protection Program ("PPP") loans
"Exposure" includes both the outstanding and available portions of the loan commitment

HEALTHCARE & SOCIAL ASSISTANCE PORTFOLIO

(unaudited)



Developmental Disability, Mental Health & Substance Abuse Facilities 8%
Individual and Family Services 9%
Offices of Dentists 8%
Offices of Other Health Practitioners 6%
Hospitals 12%
All Other Healthcare 21%
Offices of Physicians 15%
Continuing Care, Retirement and Assisted Living Facilities 21%
Child Day Care Services 4%
Other Ambulatory Health Care Services 4%
Skilled Nursing Facilities 4%
Outpatient Care Centers 3%
Medical and Diagnostic Laboratories 3%
Home Health Care Services 2%
Other Social Assistance 1%

Healthcare & Social Assistance Portfolio

$ in Millions

Sector	# of Loans	Outstanding Balance	Remaining Availability	Total Exposure
Continuing Care, Retirement and Assisted Living Facilities	31	$41.1	$3.3	$44.4
Offices of Physicians	119	$22.8	$9.5	$32.3
Hospitals	8	$24.8	$0.6	$25.4
Individual and Family Services	59	$13.0	$7.1	$20.1
Developmental Disability, Mental Health & Substance Abuse Facilities	238	$8.5	$7.9	$16.4
Offices of Dentists	134	$14.3	$1.6	$15.9
Offices of Other Health Practitioners	90	$10.6	$1.1	$11.7
All Other Healthcare	185	$33.2	$10.7	$43.9
Total Healthcare Sector	**864**	**$168.3**	**$41.8**	**$210.1**

- The healthcare portfolio contains 864 loans representing a total exposure of $210.1 million
- Average outstanding balance of $179 thousand and an average exposure of $237 thousand
- 7 total loan relationships with a current exposure greater than $5 million
- 3 total loan relationships with a current exposure greater than $10 million
- Approximately 10% of the healthcare portfolio balance had a forbearance agreement in place on September 30th

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September 30, 2020 NAICS code based loan data; excludes Paycheck Protection Program ("PPP") loans

"Exposure" includes both the outstanding and available portions of the loan commitment

16 Community Bank System's management uses the term "non - GAAP" financial measures in their analysis of the company's performance and operations. Management believes that these non - GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results. These disclosures should not be viewed as a substitute for financia l measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP financial measures that may be presented by other companies. The types of non - GAAP financial measures used in this presentation include : • Tangible equity, tangible common equity, tangible assets and tangible book value are non - GAAP financial measures which Community Bank System's management uses to assess the quality of capital and believes that investors may find useful in their analysis, although these metrics are not necessarily comparable to similar non - GAAP financial measures used by other companies. Tangible equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total equity and adding back the amount of the deferred tax liability related to tax deductible goodwill. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity and adding back the amount of the deferred tax liability related to tax deductible goodwill. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets an d adding back the amount of the deferred tax liability related to tax deductible goodwill. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding at a point of time. • Operating earnings is a non - GAAP financial measure which Community Bank System believes investors may find useful in their analysis. Operating earnings is calculated by excluding the one - time deferred tax expense benefits of the Tax Cuts and Jobs Act recorded in the fourth quarter of 2017, as well as acquisition - related expenses, net of tax effect, gain on sale of investments, net of tax effect, unrealized gain on equity securities, net of tax effect, the loss on debt extinguishment, net of tax effect, acquisition - related provision for credit losses; net of tax effect and litigation reserve, net of tax effect. • Operating cash flow adds back the amortization of intangibles, net of tax effect and subtracts purchased loan accretion , net of tax effect from Operating Earnings . • Adjusted pre - tax, pre - provision net revenues subtracts the provision for credit losses, acquisition expenses, net gain on sale of investments, unrealized loss (gain) on equity securities and litigation reserve expenses from income before tax. RECONCILIATION OF GAAP AND NON - GAAP (unaudited)

CBU FREE CASH FLOW

(unaudited)

Dollars in thousands, except per share data	2020		Years Ended Dec. 31 ($000s)				
	Q3	YTD	2019	2018	2017	2016	2015
GAAP Earnings per Share	$0.79	$2.21	$3.23	$3.24	$3.03	$2.32	$2.19
Operating Earnings per Share	$0.85	$2.38	$3.29	$3.23	$2.64	$2.35	$2.31
Net income (GAAP)	$42,809	$118,191	$169,063	$168,641	$50,717	$103,812	$91,230
Tax Cuts and Jobs Act deferred impact	-	-	-	-	(38,010)	-	-
Acquisition expenses, net of tax effect	634	3,622	6,850	(609)	18,309	1,146	4,855
Gain on sale of investments, net of tax effect	-	-	(3,894)	-	-	-	-
Unrealized (gain) on equity securities, net of tax effect	10	24	(16)	(520)	-	-	-
Loss on Debt Extinguishment, net of tax effect	-	-	-	252	-	-	-
Acquisition-related provision for credit losses; net of tax effect		2,552	-	-	-	-	-
Litigation Reserve, net of tax effect	2,351	2,351	-	-	-	-	-
Operating Earnings	45,804	126,740	172,003	167,764	131,016	104,958	96,085
Amortization of intangibles, net of tax effect	2,854	8,642	12,888	14,375	11,936	3,679	2,528
Subtotal (non-GAAP)	48,658	135,382	184,891	182,139	142,952	108,637	98,613
Acquired non-impaired loan accretion, net of tax effect	(1,057)	(3,335)	(4,988)	(6,272)	(4,149)	(1,926)	(1,656)
Operating Cash Flow	47,601	132,047	179,903	175,867	138,803	106,711	97,057
Cash Dividends Paid	21,985	64,594	80,241	71,495	62,305	55,048	49,273
Cash Dividend % of Operating Cash Flow	**46%**	**49%**	**45%**	**41%**	**45%**	**52%**	**51%**

17

18 Dollars in thousands, except per share data Q3 2020 2019 2016 2013 2010 2007 Total assets Total assets (GAAP) $ 13,845,325 $11,410,295 $8,666,437 $7,095,864 $5,444,506 $4,697,502 Intangible assets (850,214) (836,923) (480,844) (390,499) (311,714) (256,216) Deferred taxes on intangible assets 44,733 44,742 43,504 32,339 20,765 12,390 Total tangible assets (non - GAAP) 13,039,844 10,618,114 8,229,097 6,737,704 5,153,557 4,453,676 Total common equity Shareholders' Equity (GAAP) 2,098,660 1,855,234 1,198,100 875,812 607,528 478,784 Intangible assets (850,214) (836,923) (480,844) (390,499) (311,714) (256,216) Deferred taxes on intangible assets 44,733 44,742 43,504 32,339 20,765 12,390 Total tangible common equity (non - GAAP) 1,293,179 1,063,053 760,760 517,652 316,579 234,958 Net tangible equity - to - assets ratio at quarter end Total tangible common equity (non - GAAP) - numerator $ 1,293,179 $1,063,053 $760,760 $517,652 $316,579 $234,958 Total tangible assets (non - GAAP) - denominator 13,039,844 10,618,114 8,229,097 6,737,704 5,153,557 4,453,676 Net tangible equity - to - assets ratio at period end (non - GAAP) 9.92% 10.01% 9.24% 7.68% 6.14% 5.28% TANGIBLE EQUITY COMPONENTS (unaudited)

PRE-TAX, PRE-PROVISION COMPONENTS

(unaudited)

Dollars and shares in thousands, except per share data	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Pre-tax, pre-provision net revenue					
Net income (GAAP)	$42,809	$35,248	$40,134	$42,884	$39,218
Income taxes	10,904	8,964	9,285	8,853	10,472
Income before income taxes	53,713	44,212	49,419	51,737	49,690
Provision for credit losses	1,945	9,774	5,594	2,857	1,751
Pre-tax, pre-provision net revenue (non-GAAP)	55,658	53,986	55,013	54,594	51,441
Acquisition expenses	796	3,372	369	819	6,061
Litigation reserve	2,950	0	0	0	0
Unrealized (gain) loss on equity securities	12	(12)	30	9	(10)
Adjusted pre-tax, pre-provision net revenue (non-GAAP)	**$59,416**	**$57,346**	**$55,412**	**$55,422**	**$57,492**
Pre-tax, pre-provision net revenue per share					
Diluted earnings per share (GAAP)	$0.79	$0.66	$0.76	$0.82	$0.75
Income taxes	0.20	0.17	0.18	0.17	0.20
Income before income taxes	0.99	0.83	0.94	0.99	0.95
Provision for credit losses	0.04	0.19	0.10	0.06	0.03
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.03	1.02	1.04	1.05	0.98
Acquisition expenses	0.02	0.06	0.01	0.01	0.12
Litigation reserve	0.05	0.00	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Adjusted pre-tax, pre-provision net revenue per share (non-GAAP)	**$1.10**	**$1.08**	**$1.05**	**$1.06**	**$1.10**

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Investor Relations Contact Mr. Joseph E. Sutaris EVP & Chief Financial Officer Joseph.Sutaris@cbna.com (315) 445 - 7396